REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust and
Shareholders of Eaton Vance Alabama Municipal Income
Fund, Eaton Vance Arkansas Municipal Income Fund, Eaton
Vance Georgia Municipal Income Fund, Eaton Vance
Kentucky Municipal Income Fund, Eaton Vance Maryland
Municipal Income Fund, Eaton Vance Missouri Municipal
Income Fund, Eaton Vance North Carolina Municipal Income
Fund, Eaton Vance Oregon Municipal Income Fund, Eaton
Vance South Carolina Municipal Income Fund, Eaton Vance
Tennessee Municipal Income Fund, and Eaton Vance Virginia
Municipal Income Fund:
In planning and performing our audits of the financial
statements of Eaton Vance Alabama Municipal Income Fund,
Eaton Vance Arkansas Municipal Income Fund, Eaton Vance
Georgia Municipal Income Fund, Eaton Vance Kentucky
Municipal Income Fund, Eaton Vance Maryland Municipal
Income Fund, Eaton Vance Missouri Municipal Income Fund,
Eaton Vance North Carolina Municipal Income Fund, Eaton
Vance Oregon Municipal Income Fund, Eaton Vance South
Carolina Municipal Income Fund, Eaton Vance Tennessee
Municipal Income Fund, and Eaton Vance Virginia Municipal
Income Fund (collectively the "Funds") (certain of the funds constituting Eaton Vance Municipals Trust) as of and for the year ended August 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over
financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing
and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of August 31, 2012.
This report is intended solely for the information and use of management and the Trustees of Eaton Vance Municipals Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 18, 2012